As Filed With the Securities and Exchange Commission on August 26, 1994
                                             Registration No. 33-
=============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington. D.C. 20549
                              ____________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                             _____________

                            AST RESEARCH, INC.
          (Exact name of registrant as specified in its charter)

             Delaware                                        95-3525565
(State or other jurisdiction of incorporation            (I.R.S. Employer
         or organization)                                Identification No.)

               16215 Alton Parkway, Irvine, California 92718
            (Address of Principal Executive Offices) (Zip Code)
                              ____________

                   1994 ONE-TIME GRANT STOCK OPTION PLAN
                        FOR NON-EMPLOYEE DIRECTORS
                         (Full title of the plan)
                              ____________

          Safi U. Qureshey, Chairman and Chief Executive Officer
                            AST Research, Inc.
               16215 Alton Parkway, Irvine, California 92718
                  (Name and address of agent for service)

                              (714) 727-4141
       (Telephone number, including area code, of agent for service)

                                 Copy to:
                            Nick E. Yocca, Esq.
       Stradling, Yocca, Carlson & Rauth, a Professional Corporation
   660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                      CALCULATION OF REGISTRATION FEE

==============================================================================================
                                      Proposed Maximum   Proposed Maximum
Title of Securities  Amount To Be         Offering       Aggregate Offering     Amount of
To Be Registered     Registered (1)    Price Per Share       Price (2)        Registration Fee
==============================================================================================
 Common Stock,
$.01 par value       250,000 shares       $14.25 (2)       $3,562,500.00        $1,228.45
==============================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1994 One-time Grant Stock Option Plan for Non-Employee Directors (the "Plan").
(2) The aggregate offering price for 250,000 shares of Common Stock registered hereby, which are to be offered to the Registrant's non-employee directors pursuant to the Plan, is determined in accordance with Rule 457(h)(1), on the basis of the exercise price of the options which were granted under the Plan on July 1, 1994. Pursuant to the Plan, such per share exercise price equalled the closing price of the Common Stock of the Registrant on the NASDAQ National Market System on July 1, 1994.

                                  PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
- -------------------------------------------------
     The following documents are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1993, containing its financial statements for its fiscal year ended July 3, 1993.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock that is contained in the Registrant's registration statements filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
- -----------------------------------
      Not applicable.

Item 5.  Interests of Named Experts and Counsel.
- ------------------------------------------------
      Not applicable.

Item 6.  Indemnification of Directors and Officers.
- ---------------------------------------------------
     Section 145 of the Delaware General Corporation Law, as amended
(the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of a dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Certificate of Incorporation provides that the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Certificate of Incorporation provides that the liability of a director of the Registrant shall be eliminated to the fullest extent permitted by the DGCL, as amended. Repeal or modification of the foregoing provisions of the Registrant's Certificate of Incorporation by the stockholders shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

     The Registrant has obtained an insurance policy that insures its directors and officers against certain liabilities.

Item 7.  Exemption from Registration Claimed.
- ---------------------------------------------
     Not applicable.

Item 8.  Exhibits.
- ------------------
     The following exhibits are filed as part of this Registration
Statement:

     Number              Description
     ------              -----------
     4.1       Restated Certificate of Incorporation of the Registrant
               (incorporated by reference to Exhibit 3.1 of the Registrant's
               Annual Report on Form 10-K for the fiscal year ended June 27, 1992).

     4.2       Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for
               the quarter ended January 1, 1994).

     4.3       Form of Amended and Restated Rights Agreement dated as of January 28, 1994 between the Registrant and American Stock Transfer & Trust Co., as Successor
               Rights Agent, as adopted by the Board of Directors on January 28, 1994
               (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report
               on Form 10-Q for the quarter ended January 1, 1994).

     4.4       Rights Agreement dated as of August 15, 1989, between the Company and Bank of
               America, NT & SA, which included as exhibits thereto Certificate of Designation of Preferred Stock and Rights Certificate and a Summary of Terms of the Company's
               Shareholder Rights Plan (incorporated by reference to Exhibit 1 to the Company's registration statement on Form 8-A, No. 0-13941, dated August 14, 1989).

     4.5       AST Research Inc. 1994 One-Time Grant Stock Option Plan for Non-Employee Directors
               (incorporated by reference to Exhibit 10.120 of the Registrant's Quarterly Report on
               Form 10-Q for the quarter ended January 1, 1994).

       5       Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to
               the Registrant.

    23.1       Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5).

    23.2       Consent of Ernst & Young, independent auditors.

      24       Power of Attorney (included on signature page to the Registration Statement at page
               S-1).

Item 9.  Undertakings.
- ----------------------
     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26th of August, 1994.



                                                   AST RESEARCH, INC.



                                         By: Safi U. Qureshey
                                             Chairman and Chief Executive
                                             Officer



                             POWER OF ATTORNEY

     We, the undersigned officers and directors of AST Research, Inc., do hereby constitute and appoint Safi U. Qureshey, James T. Schraith and Bruce C. Edwards, or any of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                      Date
- ---------                 -----                      ----
Safi U. Qureshey         Chairman, Chief Executive   August 26, 1994
                         Officer and Director
                         (Principal Executive
                         Officer)

James T. Schraith        President and Director      August 26, 1994

Bruce C. Edwards         Executive Vice President,   August 26, 1994
                         Chief Financial Officer
                         and Director (Principal
                         Financial Officer)

                     (signatures continued next page)

Carmelo J. Santoro       Vice Chairman and           August 26, 1994
                         Director

Richard J. Goeglein      Director                    August 26, 1994

Delbert W. Yocam         Director                    August 26, 1994

Jack W. Peltason         Director                    August 26, 1994